Exhibit 99.1

SureWest Announces Leadership Succession Plan

    ROSEVILLE, Calif.--(BUSINESS WIRE)--Feb. 25, 2005--SureWest Communications (Nasdaq:SURW) announced today that it has begun a search for a President and CEO/Elect as a result of Brian Strom's indication to the company's Board of Directors of his desire to ultimately retire from those positions. SureWest intends to conduct and complete the search for a successor that will allow the President and CEO/Elect to serve with Mr. Strom prior to his formal retirement to assure an effective and smooth transition.
    Strom, who will be 63 in March, originally joined the company in 1989 as Vice President and Chief Financial Officer, and has served as President and CEO since 1993.
    "I am honored to be associated with this tremendous company for so many years, and have had the opportunity to work with all of the great customers, employees and shareholders," said Strom. "In the past few years, I've made commitments to my family to plan to step away from SureWest at the right time. We have seen in the past decade the most dramatic changes ever in our industry, and I believe that we have set the course properly to assure our customers and shareholders that SureWest is poised to compete successfully in the new environment."
    Kirk Doyle, Chairman of the SureWest Board of Directors provided the following statement: "We have been extremely fortunate to have Brian Strom serve our company first as a trusted outside advisor, and then a valued executive, including his service the past 12 years as President and CEO. There have been incredible changes in the telecommunications industry, and with Brian's guidance and leadership, our company is positioned perfectly in the telecom, broadband and wireless segments, and recognized nationally for our technological abilities. Brian's flexibility allows SureWest the best opportunity to assure a seamless transition to its new chief executive. We're delighted that Brian also intends to serve as long as necessary in order for the company to complete a successful transition, and that he will continue as a member of our Board of Directors after he retires from his officer positions."

    About SureWest

    With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest Web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.
    Important factors that could cause actual results to differ from those set forth in the forward looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues recently identified by the company's independent auditors, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

    CONTACT: SureWest Communications
             Kirk Doyle, 916-223-2741